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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-74896, No. 33-38737 and No. 33-73044) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-71030) and in the Prospectus constituting part of the Registration Statement on Form S-4 (No. 33-65229) of Bell Industries, Inc. of our report dated February 4, 1997 appearing on page 12 of this Form 10-K.

PRICE WATERHOUSE LLP

Los Angeles, California
March 19, 1997